UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2011 (April 11, 2011)
Global Indemnity plc
(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building Earlsfort Terrace Dublin 2, Ireland	None

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +(353) (0) 1 618 0517
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 11, 2011, the Company announced the appointment of Ronald F. Gorman as President of Diamond State Group. Mr. Gorman joined Global Indemnity in March of 2010, serving as Senior Vice President of Underwriting for Diamond State Group. Included among his various responsibilities was the management of the operations of affiliates Collectibles Insurance Services, LLC and J.H. Ferguson & Associates, LLC.
Prior to joining Global Indemnity, Mr. Gorman served as President of the Mid-Atlantic Region of Harleysville Insurance Group. Mr. Gorman began his career in 1980 at CIGNA Corporation, where he was ultimately appointed Regional Marketing Vice President for Small Business. In 1994 he joined Zurich North America serving in several positions until being appointed as Senior Vice President Field Operations for Zurich’s Small Business Unit. He received his Bachelors Degree in Business Administration from Otterbein College.
A copy of the press release announcing the appointment of Ronald F. Gorman is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated April 12, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

April 12, 2011	By:	/s/ Thomas M. McGeehan

		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 12, 2011.